UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

ORANGE 21 INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51071	33-0580186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Las Palmas Drive

Carlsbad, California 92011

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 804-8420

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in its Form 8-K filed on September 17, 2009, on September 16, 2009, Orange 21 Inc. (the “Company”) received a letter from Nasdaq indicating that the bid price of its common stock had closed below the $1.00 minimum bid price for 30 consecutive business days preceding the date of the letter, and as a result did not comply with Listing Rule 5550(a)(2) (the “Rule”). In accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price required under the Rule.

On March 16, 2010, the Company received a letter from Nasdaq indicating that it had not regained compliance with the Rule and is not eligible for an additional 180 day compliance period given that it does not meet the Nasdaq Capital Market initial listing standard set forth in Listing Rule 5505. Accordingly, its securities will be delisted from the Nasdaq Capital Market on March 25, 2010 unless the Company requests an appeal to the Nasdaq’s determination to a Hearings Panel (the “Panel”) in accordance with Listing Rule 5800 Series.

The Company does not plan to request an appeal and, accordingly, trading in the Company’s common stock on the Nasdaq Capital Market will be suspended at the opening of business on March 25, 2010. The Company expects its common stock to be quoted on the OTC Bulletin Board and Pink Sheets following its delisting from the Nasdaq Capital Market, subject to compliance with Rule 15c2-11 under the Securities Exchange Act of 1934, as amended.

The Company issued a press release regarding the foregoing on March 22, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 22, 2010	ORANGE 21 INC.

	By:	/s/ A. STONE DOUGLASS
A. Stone Douglass
Chief Executive Officer